Exhibit 99.1

180 Life Sciences with the University of Oxford Announce the Enrollment of the First Patient in a Trial of Anti-TNF for People with Early-Stage Frozen Shoulder

PALO ALTO, Calif., August 22, 2022 -- 180 Life Sciences Corp. (NASDAQ: ATNF) (“180 Life Sciences” or the “Company”), a clinical-stage biotechnology company announced that the first patient has been randomized in the clinical trial to evaluate anti-tumor necrosis factor (TNF) for patients with early-stage, pain predominant frozen shoulder.

“Recruiting the first patient for the trial of anti-TNF therapy in frozen shoulder patients is a significant milestone,” said James Woody, M.D., Chief Executive Officer of 180 Life Sciences. “Treatment with anti-TNF at the early stage could improve pain and subsequently reduce disability for frozen shoulder patients.”

180 Life Sciences is supporting the study funded by the National Institute of Health and Care Research (NIHR) in the U.K. to investigate whether injections of anti-TNF during the early stages of frozen shoulder can reduce or prevent progression of the disease. The trial is sponsored by the University of Oxford and is led by Professor Nanchahal, consultant for 180 Life Sciences, together with his colleague Professor Sally Hopewell based at the Oxford Clinical Trials Research Unit, at the University of Oxford. 180 Life Sciences also has the rights for advancing these studies and commercialization of the trial results.

Approximately 50% of patients with Dupuytren’s disease also have frozen shoulder and Professor Nanchahal has previously shown that that TNF, a pro-inflammatory protein, is a key driver of the fibrosis in early-stage Dupuytren’s disease.(1, 2) He led the successful phase 2a(3) and phase 2b(4) clinical trials of anti-TNF for Dupuytren’s disease. This frozen shoulder trial is a multicenter, randomized, double blind placebo controlled clinical trial to assess the feasibility of conducting a phase 3 clinical trial.(5).

Prof Sir Marc Feldmann, FRS, Executive Co-chairman of the Company, who is widely recognized for his pioneering work leading up to the first successful use of anti-TNF for treating intractable rheumatoid arthritis, said “it is a pleasure to see 180 Life Sciences focusing on developing new uses for anti-TNF which has been one of the most successful drug classes of all time, and conducting clinical trials to fulfil unmet needs that anti-TNF can ameliorate.”

About Frozen Shoulder

Frozen shoulder, or adhesive capsulitis, is very common, affecting about 9% of adults.(6) The early stages are extremely painful and later stages are characterized by stiffness and limitation of motion, which gradually improves.(7) Current treatments include physical therapy and steroid injections, which have modest short-term benefits with no evidence of long-term benefit.(8, 9) Around 40% of patients have persistent stiffness 4 years after onset and may require surgery.(10)

About 180 Life Sciences Corp.

180 Life Sciences Corp. is a clinical-stage biotechnology company driving ground-breaking studies into clinical programs which are seeking to address major unmet medical needs. The Company’s primary platform is a novel program to treat several inflammatory disorders using anti-TNF (tumor necrosis factor).

About The National Institute for Health and Care Research (NIHR)

The mission of the National Institute for Health and Care Research (NIHR) is to improve the health and wealth of the nation through research. We do this by:

•	Funding high quality, timely research that benefits the NHS, public health and social care;
•	Investing in world-class expertise, facilities and a skilled delivery workforce to translate discoveries into improved treatments and services;
•	Partnering with patients, service users, carers and communities, improving the relevance, quality and impact of our research;
•	Attracting, training and supporting the best researchers to tackle complex health and social care challenges;
•	Collaborating with other public funders, charities and industry to help shape a cohesive and globally competitive research system; and
•	Funding applied global health research and training to meet the needs of the poorest people in low and middle income countries.

NIHR is funded by the Department of Health and Social Care. Its work in low and middle income countries is principally funded through UK Aid from the UK government.

Forward-Looking Statements

This press release includes “forward-looking statements”, including information about management’s view of the Company’s future expectations, plans and prospects, within the safe harbor provisions provided under federal securities laws, including under The Private Securities Litigation Reform Act of 1995 (the “Act”). Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, statements about the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the uncertainties associated with the clinical development and regulatory approval of 180 Life Science’s drug candidates, including potential delays in the enrollment and completion of clinical trials, issues raised by the FDA and MHRA, timing to complete required studies and trials, and timing to obtain governmental approvals; the potential that earlier clinical trials and studies may not be predictive of future results; 180 Life Sciences’ reliance on third parties to conduct its clinical trials, enroll patients, and manufacture its preclinical and clinical drug supplies; the ability to come to mutually agreeable terms with such third parties and partners, and the terms of such agreements; estimates of patient populations for 180 Life Sciences planned products; unexpected adverse side effects or inadequate therapeutic efficacy of drug candidates that could limit approval and/or commercialization, or that could result in recalls or product liability claims; 180 Life Sciences’ ability to fully comply with numerous federal, state and local laws and regulatory requirements, as well as rules and regulations outside the United States, that apply to its product development activities; the timing of filing, the timing of governmental review, and outcome of, planned Investigational New Drug (IND) applications for drug candidates; current negative operating cash flows and a need for additional funding to finance our operating plans; the terms of any further financing, which may be highly dilutive and may include onerous terms; statements relating to expectations regarding future agreements relating to the supply of materials and license and commercialization of products; the availability and cost of materials required for trials; the risk that initial drug results will not be able to be replicated in clinical trials or that such drugs selected for clinical development will not be successful; challenges and uncertainties inherent in product research and development, including the uncertainty of clinical success and of obtaining regulatory approvals; uncertainty of commercial success; the inherent risks in early stage drug development including demonstrating efficacy; development time/cost and the regulatory approval process; the progress of our clinical trials; our ability to find and enter into agreements with potential partners; our ability to attract and retain key personnel; changing market and economic conditions; our ability to produce acceptable batches of future products in sufficient quantities; unexpected manufacturing defects; manufacturing difficulties and delays; competition, including technological advances, new products and patents attained by competitors; challenges to patents; product efficacy or safety concerns resulting in product recalls or regulatory action; changes in behavior and spending patterns of purchasers of health care products and services; changes to applicable laws and regulations, including global health care reforms; expectations with respect to future performance, growth and anticipated acquisitions; the continued listing of the Company on The NASDAQ Stock Market; expectations regarding the capitalization, resources and ownership structure of the Company; expectations with respect to future performance, growth and anticipated acquisitions; the ability of the Company to execute its plans to develop and market new drug products and the timing and costs of these development programs; estimates of the size of the markets for its potential drug products; the outcome of current litigation involving the Company; potential future litigation involving the Company or the validity or enforceability of the intellectual property of the Company; global economic conditions; geopolitical events and regulatory changes; the expectations, development plans and anticipated timelines for the Company’s drug candidates, pipeline and programs, including collaborations with third parties; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding. These risk factors and others are included from time to time in documents the Company files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks, and including the Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and future SEC filings. These reports and filings are available at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investors”—“SEC Filings”—“All SEC Filings” page of our website at www.180lifesciences.com. All subsequent written and oral forward-looking statements concerning the Company, the results of the Company’s clinical trial results and studies or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, including the forward-looking statements included in this press release, which are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise provided by law.

Investors:

Jason Assad
Director of IR
180 Life Sciences Corp
(678) 570-6791
Jason@180lifesciences.com

Suzanne Messere

Stern Investor Relations, Inc.

(212) 698-8801

Suzanne.Messere@sternir.com

1.	L. S. Verjee et al., Unraveling the signaling pathways promoting fibrosis in Dupuytren's disease reveals TNF as a therapeutic target. Proceedings of the National Academy of Sciences of the United States of America 110, E928-937 (2013).

2.	D. Izadi et al., Identification of TNFR2 and IL-33 as therapeutic targets in localized fibrosis. Science Advances 5, eaay0370 (2019).

3.	J. Nanchahal et al., Anti-Tumour Necrosis Factor Therapy for Dupuytren's Disease: A Randomised Dose Response Proof of Concept Phase 2a Clinical Trial. EBioMedicine 33, 282-288 (2018).

4.	J. Nanchahal et al., Anti-Tumour Necrosis Factor Therapy for Early Stage Dupuytren’s Disease (RIDD): a phase 2b randomised double blind, placebo-controlled trial. . Lancet Rheumatology 4 e407 - e416 (2022).

5.	S. Hopewell et al., Anti-TNF (adalimumab) injection for the treatment of adults with frozen shoulder during the pain predominant stage protocol for a multi-centre, randomised, double blind, parallel group, feasibility trial. NIHR Open Research 2, 28 (2022).

6.	K. Walker-Bone, K. T. Palmer, I. Reading, D. Coggon, C. Cooper, Prevalence and impact of musculoskeletal disorders of the upper limb in the general population. Arthritis and Rheumatism 51, 642-651 (2004).

7.	A. Rangan, N. Hanchard, C. McDaid, What is the most effective treatment for frozen shoulder? British Medical Journal 354, i4162 (2016).

8.	R. Buchbinder, S. Green, J. M. Youd, Corticosteroid injections for shoulder pain. Cochrane Database Syst Rev, CD004016 (2003).

9.	M. J. Page et al., Manual therapy and exercise for adhesive capsulitis (frozen shoulder). Cochrane Database Syst Rev, CD011275 (2014).

10.	A. Rangan et al., Management of adults with primary frozen shoulder in secondary care (UK FROST): a multicentre, pragmatic, three-arm, superiority randomised clinical trial. Lancet 396, 977-989 (2020).